Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 2, 2000 relating to the financial statements, which appear in SciQuest.com, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.


/s/  PRICEWATERHOUSECOOPERS LLP

Raleigh, North Carolina
August 25, 2000